Exhibit 99.3

Datavault AI

Business Update Conference Call

Tuesday, May 20, 2025, 9:00 AM ET

CORPORATE PARTICIPANTS

David Barnard - IR, Alliance Advisors Investor Relations

Nate Bradley - Chief Executive Officer, Data Vault Holdings

Brett Moyer - CFO, Director

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

PRESENTATION

Operator

Good day, and welcome to the Datavault AI Business Update Conference Call. All participants will be in listen only mode. Should you need assistance, please signal a conference specialist by pressing the star key followed by zero.

After today's presentation, there will be an opportunity to ask questions. To ask a question, you may press star, then one on your telephone keypad. To withdraw your question, please press star, and then two. Please note, this event is being recorded.

I would now like to turn the conference over to David Barnard of Alliance Advisors IR. Please go ahead.

David Barnard

Greetings and thanks, Dave, and welcome to Datavault AI's Business Update Conference call. Again, I'm David Barnard with Alliance Advisors Investor Relations. And as a reminder, the conference is being recorded.

Referring to Slide 2, I'd like to remind everyone, today's conference call will include forward-looking statements, which are subject to various risks and uncertainties that could cause our actual results to differ materially from these statements. Any such forward-looking statements should be considered in conjunction with the cautionary statements in our press release and risk factors discussed in our filings with the SEC. Datavault AI assumes no obligation to update any of these forward-looking statements except as required by law. Again, please refer to Slide 2 of today's accompanying presentation for more information.

With us today are Nate Bradley, CEO of Datavault AI, and Brent Moyer, CFO.

With that, I'll turn the call over to Nate. Please go ahead, Nate.

Operator

Nate, your line may be muted.

Nate Bradley

Oh. Thank you, everyone, for joining today. I appreciate you taking the time. We are getting everything in motion here to finish our second quarter. We've made a number of large improvements to our data sciences division and our acoustic science division. We are now displaying just kind of the outline of where the company is situated.

So, if you look at really the two divisions, our acoustic division with WiSA Technologies actually headed out to the Beyond Expo conference in Macau. We we've done a number of sales sorties [sp] into our clientele there with WiSA. We've done a number of technical demonstrations proving our disposition there as a leader in HD quality sound distribution. We have a transmission system that is patented and a semiconductor operation where we can install HD quality sound into our client sales devices, and we're having a number of successes around that and excited about the expansion of WiSA in its technology and association.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

We also acquired CompuSystems, completing today an acquisition that gets the acoustic division a infusion of clientele. We have a number of event venues now and events around the world that we're going to be perfecting WiSA and ADIO technology blend around. We also have the connection into Datavault and a big contract that we got under our belt with NYIAX Corporation, which got us access to the NASDAQ financial framework, allowing our Datavault to be traded on NASDAQ framework.

We also have the ability to enhance that Datavault platform and become a trusted source of trading data on behalf of our clientele. We've also made a number of advancements in Datavault to perfect it in productization around its productization for colleges and universities.

Our VerifyU project has become the leader in the tokenomic use of identity, essentially creating college credentials and systems that allow colleges to save money and perfect and protect their brands around the credentials that they issue.

We also made a big announcement around our work with IBM and our development of a Web 3 refinery and our ability to develop Datavault around our Data Value, Data Score and Datavault Bank agents. And so, we have a genic strategy where we're developing an agent platform with IBM to perfect our scoring and pricing of data, which I'll explain.

So, if we can move to the next slide. Our business model, as you know, is a licensing company. At the center of our strategy is really this agent platform, the Datavault, which allows you to experience data, view data, see data from all of its sources, taking in data in a Web 3 format where all Web 2 formats such as video and telecom and things that were not traditional data sources are able to be seen, viewed and experienced within the Datavault. We've built a scoring engine that looks at regulatory, it looks at data compliance, privacy policy, looks at how data is owned and controlled by our customers, and without ever touching it or moving it, we're able to score it and tell our customers how well, how accurate and complete are their data assets where they reside, are they properly stored, are they compliantly stored, and in their storage and warehousing, is it optimized, is it being utilized towards value creation for our customers. And we've built AI engines that simply do that 24 hours a day for our customers on every single data asset they own.

So, a value engine, which is self-explanatory, is it's creating the monetary value of data, but a very complex process that we're solving with IBM Watson X, and we have a number of utilities around specific use cases where we're able to implement both value and exchange to monetize. And if you look at the center of our strategy, it's really the information data exchange. It's the exchange where data turns to cash.

And we've brought in a number of strategic partnerships to foster trust of our clientele to become a trusted leader in the exchange of data to cash and the ability to use IBM within their partner plus infrastructure to expand our clientele to do more business in this space and to capture leading clientele that are driving our revenues to a much higher ground here in the information data exchange.

NYIAX Corporation, our access to NASDAQ and clear upfront for identity and KYC, Know Your Customer. So, we have a unrivaled stack of technologies.

If you go to the next slide please. Strategic milestones - so if you look at kind of the since we started really went under the Datavault AI brand in December, late December, and if you look at the partner plus program that we added in just this past quarter, you look at the success of our collaboration with NYIAX and offloading some of our ADIO technologies in terms of their use within marketing and advertising, we're now taking a 40% license and supporting NYIAX to run that important marketing platform using our ADIO technology, which is a category creator in that space.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

I'd also mention we just finished a financing, so we're well capitalized moving forward into this end of our second quarter and with an eye toward strategics and strategic partnerships that are accretive to our business model.

So, if you go to the next slide please. The NYIAX relationship with our information data exchange is an important relationship. This is centered around the $700 billion in data monetization that'll happen this year. We're focused on capturing a significant portion of that market by fostering trust. Our deal with NYIAX gave US access to the NASDAQ financial infrastructure, but it also gave us the ability to foster trust around other partners and other systems that we want to bolt on to the information data exchange. So, you'll see a number of partnerships and a number of exchanges within the information data exchange that are specific to use cases around name, image and likeness or around elements. We're able to create these exchanges on behalf of our clientele, and they're quite lucrative in their model. We're able to tokenize assets of all different types, bring them through a compliance process and ultimately exchange them for cash. So, it's an interesting partnership. It's something we're very proud of and something that we're investing our time and resources around developing the relationship with NYIAX and the NASDAQ financial infrastructure.

So, if you go to the next slide please. IBM Partner Plus - I was actually at the Think Conference in Boston just this past month. And when you look at it, it's a strategy in which we align ourselves with one of the trusted sources of AI in our country. We have the ability to look at data assets of our customers, but without touching them, moving them or creating any cybersecurity threat whatsoever, we are able to enhance that data asset with a system of data scoring and data valuation that enables objectification of data, the creation of data around specific objects, and those objects being marketed and promoted individually so that they can maximize yield. And really, the Datavault bank capability, which is our ability to issue smart contracts, is a breakthrough capability that we're giving our clients.

Our clients are now able to distribute not only data objects, but they can create data objects in combination. They can have the likeness of a student combined with a brand of a school and then the single object that is remunerating all the parties in the transaction automatically, systematically. This is the blockchain. This is the ability to use blockchain to reduce cost and to create value for our clientele. And that's being perfected through the Datavault platform. It's something that we've invested heavily in. We're heavily patented in this area. We're exclusive to our clients in these areas that we've perfected around our technology.

So, this is an important point in terms of our revenue generation and our focus is around the creation of the systems of scoring data, valuing data and exchanging it for cash.

If we can go to the next slide. The overall refinement of data, the cross-platform utilities, the ability to look at our customers, whether they are on Microsoft or Oracle or any other platform, we are able to convert data into a ubiquitous single format, a format that is light and easy to modify, to partner, to objectify and to price and to value. We've created a system that allows us to drive data-driven outcomes. We have the ability to allow actionable intelligence to occur at the Datavault layer. And at the Datavault layer, we're also valuing and scoring and preparing data ultimately to be listed on the information data exchange. This is a tokenomic data exchange. It allows for the peer-to-peer transfer of data, secure and compliant data transactions between buyers and sellers where Datavault acts as the orchestrator, the scorer, the valuation engine and the mechanism by which the data is exchanged.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

And so, this has been a central focus of our development process. We've -- Jeff Jones, our CTO down in Atlanta, Georgia, is building a team. He's also enfranchised our Beaverton office with over 40 engineers around the ADIO platform and the use of ADIO around this data platform. So, we have a sonic layer that no one else has that we're able to connect to physical things and use in physical environments to increase the yield of this system. And this system is about refinery vaults and exchange and the use of patented technologies to move data into a valuation engine in a vault where it can be experienced by our customers. And they can ultimately realize the maximum valuation of these assets and the maximum yield that their data can create, both in revenue and in actionable intelligence.

Next slide. Our high performance computing model, Datavault. It is ubiquitous. It connects to all systems. We're able to score data for regulatory privacy, accuracy, completeness, and a myriad of other data attributes. We're able to take a value around data assets, and we're able to objectify them in the vault where they can be experienced and seen. We can show the size of data asset. We can show you the incompleteness of it. We can show you the golden assets, the assets that are most valuable, that are most accretive to either actionable intelligence or revenue, and we're able to execute. Using IBM's Watson, we're able now to perfect a model where you can trust the price that you're seeing, you can trust the analysis we're giving because we're using a very focused model that looks at only the data of our customers and the data that that affects them around them.

The Datavault bank has the ability to mint smart contracts. It's a breakthrough. It's the ability to disseminate from a single transaction to all of those that need to be remunerated instantly. And this allows for us to not relawyer or renegotiate transactions. We can have those transactions be systematic and automatic, and things like name, image and likeness, when you have student body that is rolling over every single year, you're able to roll in students into the student side of a smart contract and have the rest of the contract be Board of Regents approved and have all the accoutrements of a perfect transaction. And to repeat that over and over is the breakthrough of a smart contract. This has applicability in sports, entertainment, education and corporate, and we're exploiting all three of those markets currently.

If you go to the next slide please. VerifyU is a system that we've created and we're focused on. We brought in Michael Nesbitt in Tempe, Arizona, who's been working with a platoon of both our associates and teams from the collegiate and university ranks, including community colleges and trade schools. We are making deep penetration into this market. We're educating Boards of Regents. We're educating presidents of colleges and universities about credentialing and about the use of blockchain credentialing and how it reduces cost of administration and it also protects brand.

They're also extremely powerful tools in the hands of students. These are like a bat [sp] belt or a utility that I give to students that allow them to access everything that they've done on campus throughout their tenure. Any time they showed up, their number was used in any way in campus is accumulated into this coin. All of their memories, all of the all of the classmates, the professors, every paper they wrote is within these coins. This is better than your grandfather's degree, better than the degree that we even hang behind our desk today.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

So, there's an improvement in the issuance of credential. It's a breakthrough technology. It's also a billion dollar market, multibillion dollar market. And we've been to Korea University. We've been to Oxford in London. We've had a number of big endorsements from large institutions that will now be adopting this technology. So, we're super excited about rolling this technology out nationwide and having a impact on education, improving the credentialing system both for employers and for the educators that are issuing these credentials, so very proud of this process. We have a very strong team that has worked on this non-stop since we started in December, and we've had a patent portfolio here going back three years and development of technology that is second to none.

So, this is first class technology. I was going to roll out in Ivy Leagues and in other major conferences here in the United States and abroad. We have similar traction and some very, very strong international opportunities around this product, so very excited, very thankful to the team that's worked so hard on this, very excited about the brand, very excited about the move forward here.

If we go to the next slide please. Sumerian - this this can't be overstated. We have, with Sumerian, Crypto Anchors. We have an industry first - durable, secure, micro, even nano marking capability, the ability to go down to the molecular level and mark everything from a material or textile or piece of clothing or a piece of product. We're able to mark physical metals. We can mark individual plastics and other substrates using these molecular markers. We also have perfected a microchip, a micro transponder that allows us to mark everything in an inventory platform, we can mark inside human tissue. We've proven the ability to insert this into glass, into plastic. It survives the heat of multi-metal. It can be adhered to bullets, adhered to casings.

There's many use cases that we've perfected over the last quarter, where we have done bench testing and extreme testing around these marketing technologies, and we're extremely excited about the enterprise level that we've reached to monetize these technologies within the Datavault. These technologies help you trust what you see in the virtual world that is actually there in the real world. This is allowing us to build a trust layer for scientific discovery for government and for corporate use cases where management of these systems must trust the data that they see within the Datavault.

And so, this is building a bridge from the virtual to the real world and something that's special and unique to our company, and it's a patented system. We also have a new trademark logo. We've got some great momentum in the productization of this technology.

ADIO is the far read. It's the breakthrough technology that rides on sound, allows you to disseminate a quick response code, and that quick response code can ride on sound, which is unique. You do not have to open your camera to pull the QR. You can pull a quick response over sound, and we've perfected a number of use cases around this technology, as well.

If you go to the next slide, please. The ability to turn data into cash, the ability to take a value of data and trust that value to know that that value is monetizable on a global scale, to have scoring of data so that you know that you've stored data properly, that you have the most complete data you could have, that you have complied to all the regulatory and taxation and privacy and all of the personal identifiable information is properly handled. All of this is scored by a system we perfected with IBM.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

We have also our Vault, and we're investing in the Vault system to be more experiential so you could see and experience your data, find special data objects that can be monetized and drop revenue to your bottom line. And we do this on behalf of our customers. We do this with technology that's highly scalable. And we're looking at the scalability of these technologies to be perfected in events and other use cases. We bought CompuSystems, CSI, a company that we're closing just today. We're excited to be in Chicago and meeting that team and getting that team fired up about the use of Datavault within the event and venues and for corporations and for sports and entertainment views.

CSI touches all of those things, and our technology's a breakthrough there. So, we've paved a road. We have contracts in place. We have events to the tune of thousands of events that we now are involved with in this technology. We're using that as a catalyst to propel the Datavault platform and our information data exchange to the very top of the market. We are the leader. We are the patented player in the monetization of data. We did what Bloomberg has done for 45 years in this country. We've done it now as a pop-up inside corporations, mid to small sized companies monetizing data, block and tackle. We're able to say we move people off of equity and on to data. We can move these systems in place for our clientele for the purpose of increasing a yield and driving a yield not only for our own company, but for our clientele.

And so, this is an exciting platform. CSI gives us reach, WiSA gives us reach and touch and presence in points of control, and ADIO gives us a distance, a throw, an ability to capture, to go out and collect data in a new and effective way. So, we turn data into cash. Data is our commodity. We've created a system that monetizes it. Just like Bloomberg, we created a system that pops up inside corporations, allows them to take full and effective control of their data assets and monetize them for cash.

Next slide. The acquisition of CSI - so we stand today in Chicago. We're meeting with a senior who has expertly rolled out a system that manages over 50 million registrants. It has over 1,000 events. We have five decades of experience in this space now. So, we've infused this talent into our team. We're looking at a conversion, a complete conversion. This company goes from a Web 2 organization to a Web 3 organization. It is an organization now set on a system that allows us to maximize yield.

So, if you're an event venue, and you're accustomed to ticket sales, and you're accustomed to merchandise and food and beverage sales, there is another category data. And data will rival ticket sales in its prolific nature. It can be sold long after the event is over. And it has effective actionable intelligence, depending on the genre and the venue and the city, and every attribute of the hotel or resort or stadium, we're able to start to map and manage data in a way that creates value across a continuum where multiple companies will feast on the data coming off of events. And our events will be targeted towards the creation of data and the utilization of new technologies, the use of robotics in registration, the use of AI in customer experience, the use of AI in the complete orchestration of events and the management of events in a real time that the world has never seen before.

So, we're talking about expanding the customer satisfaction at CompuSystems. We'll likely rebrand CompuSystems to a Datavault events strategy, and we're working out the nuances of that.

But aside from that, we're excited to have these contracts in hand. We're laser-focused on museums, trade shows, corporate events, government events and consumer events. And we start to bring in the Datavault and the ADIO technology on top of these, and those that experience the technology are giving us referral into new business opportunities. The creation of digital twins is directly correlated to events. The experience of digital twins is, if you experience one, you're likely to buy one in your own business, you're likely to want a digital twin of yourself when you see a digital twin.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

And so, the digital twin business is red hot. These event businesses are built for it. It is the perfect use case and is the perfect acquisition for our company at the right time, where we now pick up thousands of events. Rather than having to claw our way to get to these events, we now have them, and now we're going to grow them and need them more money in the back end using data.

Next slide, please. If the integration of ADIO weren't complete, we wouldn't know what we would have in terms of an opportunity. The good news is that we have completed the integration. Charles over here, the CTO of CSI, has done a good job of front-running the opportunity of us coming together and has integrated the ADIO technology into the CSI technology. So, we already have the ability to emanate tones at events. We're using ADIO immediately in the development of revenue for our clients and for our company.

And we're doing so with an increase around exhibitor value. Exhibitors of events that use CompuSystems have a better mousetrap. They have a better way to engage. They have a new QR. They have a quick response code that is ADIO, and it fires out a connection to consumers, and it allows that connection to be fruitful in transaction. And all of that, the connection is us; the transaction is our customer. And we are able to parlay or activate the systems of our clients and enhancing the exhibitor value, enhancing attendance experience through the use of AI, the all-knowing AI around an event rather than having to ask someone that might not know that you would ask an all-knowing being, you'd ask an AI to get the information you need for an event. As a consumer, as a planner, as a venue operator, AI is going to assist us across these events to make them more smooth and to make them better. And for that, we'll be rewarded with more revenue and more clientele.

We support organizations and organizers of events through CSI, and the integration of ADIO allows us to coordinate everything from docking stations to delivery zones to large complex convention halls. We've proven that the ADIO technology serves the servants. It serves those that are building the events. It also serves the event itself by offloading from WiFi, Bluetooth and near-field communications a better technology and a technology that rides on sound, that works better in event venues and for large crowds and in systems that we've proven. We're going to monetize that right now.

We have the ability to upsell CSI Datavault in ADIO technology. So, CSI clientele are taking advantage of our DVHOLO, which is our hologram product. The ADIO, which is the inaudible tone, the Datavault, which is, again, the ability to turn data to cash, and WiSA, which is experiential around audio systems, HD audio.

So next slide. So, our financial outlook - as we mentioned, we just took in $16.7 million. We have a revenue target of no less than $12 million and up to $15 million for the second half of 2025. This is a good clip for us. This team has come together to produce this revenue. It is a penny test. It's penny revenue against billions in potential, and we're excited to prove it. We're excited to show this penny test and the effective nature of the technology over so many market verticals that are expandable and scalable, a technology built to scale, technology built to be touchless, to have an automatic growth embedded into it.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

So, we're very excited about that and to have the automation and the system and the technology stack, you can see at the bottom of the screen there some key slides - IBM Partners Plus, NYIAX, which has given us an offload of our marketing and advertising revenue model to an entire group focus on that, and then CLEAR, which is a KYC partner of ours, ADIO, a patented technology, and WiSA, our patented HD transmission technology.

Our revenue targets of $40 million to $50 million in 2026 really are indicative of the use of these technologies and the leveraging of them into the future. We're very excited to have this opportunity with you. We feel that we are at the right place at the right time. We have the intellectual property patents and the technology code platform that is driving our growth.

And with that, I will conclude my comments and open up the call for Q&A.

QUESTION AND ANSWER

Operator

We will now begin the question and answer session. To ask a question, you may press star, then one on your telephone keypad. If you are using a speakerphone, please pick up your handset before pressing the keys. If at any time your question has been addressed and you would like to withdraw your question, please press star, and then two.

Our first question comes from Jack Vander Aarde with Maxim Group. Please go ahead.

Jack Vander Aarde

Okay, good morning. Great. I appreciate the update, and congrats on the continued momentum and strong outlook, Nate. Nate, I have a question, just reading the press release, a quick housekeeping question. It says Datavault AI expects to complete the final steps outlined in the asset purchase agreement with CSI today. So is the acquisition closed, or just what are these final steps, or is the final step sort of closing today? Just help me understand. Thanks.

Nate Bradley

I'm going to ask Brett Moyer to answer that question for you just precisely.

Brett Moyer

Because of the time of this call, we weren't exactly 100% certain when all the money wires would transfer, which is the official close. But all documents are signed. All money is in the process of being wired around the world.

Jack Vander Aarde

Got you. Okay, great. I appreciate the clarity there. So, it's basically good as done then. So good.

Nate Bradley

Without question.

Jack Vander Aarde

Excellent, excellent. And then, okay, so with CSI acquisition closed, you've introduced solid guidance for 2H '25 revenue of $12 million to $15 million. I know you're talking it's pennies for $1 billion opportunity, Nate. But nonetheless, it's a big uptick from where things have been, so that's good to see.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

Nate Bradley

Thank you.

Jack Vander Aarde

And then the 2026 revenue guidance is $40 million to $50 million, which includes $15 million to $20 million revenue from CSI. So, I just have a bunch of questions kind of related around guidance. and maybe for both you and Brett if you could help investors understand, help me understand. So, CSI revenue, $15 million to $20 million, does that assume growth? I believe that assumes growth over 2024, 2025 pro forma CSI revenue. Can you just help us understand that? What's driving that growth? Is it more events? Is it synergies with bringing it under the Datavault umbrella? How do I think about that revenue target for CSI?

Brett Moyer

So, I believe this is all publicly displayed, but historically, their revenue has been approximately $12 million. So, when we look at the acquisition, they brought out a new software package for the trade show events. We look at ADIO being added to that software event. We look at monetizing their data. So, the $15 million to $20 million is a range of growth we're expecting off of the base of $12 million.

Jack Vander Aarde

Got you. Okay. I mean, that's very substantial growth and definitely sounds like you're planning to unlock quite a bit of synergies there. That was my first question. That's good to hear. And then -- let's see -- if I back out that CSI kind of revenue target for next year, that still implies you're expecting at least $20 million of revenue next year from non-CSI stuff. So -- and you mentioned a combination of all of your product lines in assets and IP, so DVHOLO, ADIO, WiSA, Datavault licensing and then sales from your patent in Information Data Exchange. So maybe just is there anything specific or just help us like kind of parse that out a little bit more? Is NYIAX a big piece of that revenue guidance? Is it really just like all -- everything is rising and contributing to it outside of CSI? I would love to understand. Thanks.

Brett Moyer

All right. So, I think Nate clearly covered all the technology segments and the very significant progress we made with partners to drive to revenue. So, we will later in the year start reporting revenue by acoustic and science, data science, but we're not going to get into each one of those product lines of revenue by quarter, by year at this point.

Jack Vander Aarde

Okay. Understood.

Nate Bradley

And I would just state from my standpoint that there is a conservative approach, obviously, to anything put out in guidance. And all of this is being assimilated from all the sources you mentioned. We're taking an approach of shock and awe in each area. We want as much revenue as we possibly can get, and we've got the great partners. So, we are going through a process of understanding the cadence of our revenue, so we're careful to be conservative with respect to what we put out.

And as we get these pieces to start to flow, they'll be easier to measure and very manageable. In terms of you from an analytic standpoint looking at that revenue line, I think we'll have very measurable growth to look at. But we need to define these categories and get them stood up. And we're getting pricing and placement and productization in place right now, and that's going to be very instrumental in our ability to provide the guidance you're looking for.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

Jack Vander Aarde

Excellent. Fantastic. I appreciate that color, Nate. And then maybe just take a step back conceptually - creating digital twins of the physical world is a key theme you're focused on and a key, I guess a key driver just overall just in the global world here. Is this -- with digital twins of all types of events that you have kind of planned and envisioned here, are you already digitizing and creating digital twins of events this year in combination with CSI? And maybe can you give us an example of what to expect for -- with the specific events coming up? Or if that's not public at this moment, then maybe hypothetical terms, what [crosstalk] doing with digital twins?

Nate Bradley

I believe Infocom is a very well known conference being held in Florida that you could look at as proof of the kind of the innovative nature of CSI's existing business. They're doing the registration obviously, for that event. But we'll be adding to that event some special technologies, and yes, digitizing and creating complete digital twins of events, meaning not only the event venue, but the surrounding areas, the feeder hotels, all of the Vegas strip. Access to these digital twins will be pretty comprehensive. And they're going to be sponsored and hosted and managed by our customers. We don't own and control them typical. We just create them. We also derive data from them. And we train our customers on how to use them.

So, all of those things are true about the digital twin. And digital twinning is going to be central. We have a twinnstitute, we call it, in Las Vegas that we're building out, which is an interesting process around scanning human beings and scanning dogs and pets and other digital twins that can be created and drive value from in terms of our company and how we monetize that process. So, we're getting sophisticated. With respect to that, I would say we're leading in some areas there in terms of display and monetization, and name image-likeness monetization is going to be a specialty of our company, as well, that I think is very lucrative.

Jack Vander Aarde

Awesome. Okay. Great. And then maybe just one more for me, and then I'll hop back in the queue. Nate, can you -- you have touched on the IBM Partner Plus program a bit here. Can you maybe just provide a little more color on your actual Datavault AI agents and how that's being integrated? Is this a monetization tool in 2025 with your data AI agents? And I imagine there's a lot of possibilities being worked out behind the scenes as you head into 2026, but maybe just touch on the -- on your agents. Thanks.

Nate Bradley

Yeah, we previously announced a collaboration with Brookhaven National Labs where we had displayed a digital twin of a plant at one of their conferences and had a role there. But that work has continued. And we've got a very special team of probably some of our best and brightest at Datavault and working on these agents. And the agents, the work we're doing with IBM now -- and we were looking for in AI home for our technology. We've been using Facebook Llama and other AI kind of base technologies, and just arrived at the fact that Watson X was a trusted player. Even Facebook, being U.S.-built AI, still has a lot of trust issues, in particular in the corporate environment.

So, we found that IBM was the trusted player where if we say we use IBM in the back of our agent architecture, that's something that passes with flying colors, allows us to enter into a lot more deals. And to answer your question about timing, yes, it's a 2025 launch and monetization around the information data exchange. And our monetization of data, typically works at a 70-30 split. We let our customers keep 70% of the yield while we take 30%, 15% sell-side and buy-side economics off each trade. So that's what -- we're lining up the systematic, automatic exchange infrastructure so we can just tap each trade. But we're building obviously supply side and buy side interest of some of the biggest data buyers and some of the biggest data sellers becoming Datavault customers in the near term is our goal.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

Jack Vander Aarde

Okay. Excellent. Well, it sounds exciting, and congrats again on the momentum. I'll hop in the queue. Thank you.

Nate Bradley

Thank you.

Operator

And the next question comes from Alfred Blair Blaikie III with Money Channel. Please go ahead.

Alfred Blair Blaikie III

Hi, guys. Congratulations on all the things that you're doing and how fast you're exceling. I wanted to talk about real quick the Information Data Exchange and the trusted platform, getting to license through the NYIAX going on to the NASDAQ. And that is just a little bit where I wanted to ask a question from is how will that -- like you don't just buy the information right there, right? The token is -- what does the token act as?

Nate Bradley

Yeah, so think of it like valet -- yeah, so if you think of our Information Data Exchange and the breakthrough of Datavault is we function like eBay does with consumer product goods. We let the buyer and the seller transact. The only thing we do between that transaction is make sure that the transaction happens securely so that it happens securely and compliantly, the compliance of both players, the presence of personally identifiable information, and the use of encryption. Crypto has a special use in Datavault. We've always been a utility player. We're not on the currency side of coin. We're on the utility side of coin, and that's a strategy that's paid off, quite frankly, in our valuation.

And when you look at this IP, why it's so special is that we have a coin that can sell; the buyer that buys that coin receives only the access to data. And our customer at that point has a vending machine standing ready to receive that coin and vend the data. And we ensure through technological mechanisms that that trend action stays fair, that the seller has the money in their bank account and the buyer gets the data they bought. That's what we guarantee. And we're having great success in setting that up at a high level with a lot of major players on the buy and sell side right now.

Alfred Blair Blaikie III

So, you guys are like the Visa of the transaction, enabling the buyer and seller to create a transaction on the NASDAQ, so to speak, platform.

Nate Bradley

Correct. And we don't -- yeah, that's a good analogy. And the use of our technology is for the purpose of a branded coin. So, we allow the seller of data to brand that data and get data valuation even from the brand that they put around data and who they are as opposed to what they have. So, there's a number of strategies that we've invoked around this system, but think of branded data coins vended from a data vending machine owned and controlled by our customers. And we simply provide the vending machines, and we provide the coins that operate them, and that's the system. It's a latchkey system. Go ahead.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET

Alfred Blair Blaikie III

I believe -- one quick thing -- I believe that a lot of people don't understand tokenomics. When they think of token, it's just like a mean [sp] traded or something such as that. This token, okay, is it a token like a cryptocurrency or a token that trades itself forever? This is -- these are like tokens that pop up for data to be sold and assets to be valued within the company. So, it's like a digital asset token that like tells you what type of cash that it's worth at the real time. So, a company maybe could get a loan off of that and as you value that token?

Nate Bradley

Well, so, look, it might be something to take offline in terms of a demo, but with respect to the tokenomics -- and I believe your question is just what is the token? The tokens are containers that we provided a layer, and that layer that we're providing at Datavault is valuation, scoring and valuation. That's what we're adding to the marketplace. We're adding the ability to score -- scoring value data--

Alfred Blair Blaikie III

--A lot of people -- and they say that AI to process misinformation could really hurt the world. So, it seems like the ADIO layer with the attachment of that and knowing where the data comes from and the data score gives a better opportunity in trusting what your AI agents are actually doing for companies and businesses and government.

Nate Bradley

Well, we know AI is valuable, but until it is trustable, it has de minimis value. And we believe that training AI on Datavault where our data vaults contain only the information that our customers have approved to be in the vault -- if you're in a scientific laboratory, as a for instance, you can use that scientific laboratory in a way that allows you to trust information that you store digitally about anything you're doing. And the ability to trust that information, if you can bifurcate the data into a vault and let the vault take on attributes such as valuation and score and vend that data without ever having to touch it or move it, that's one of the keys of our technology.

If we can go to the next call.

CONCLUSION

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to Nate Bradley for any closing remarks.

Nate Bradley

Yeah, hey, all right. Thank you very much for joining us today. I appreciate the time and attention to our company. We're excited about closing our second quarter strong. We're out in Chicago, meeting our new friends at CSI and our new resources and our new access to new clientele and new business opportunity, so we're very excited about that. This is just the beginning. We're at the very, very beginning, and we're working extremely hard around the clock. We're very, very focused on growing value for our clientele and using our systems to serve our clients and for our stakeholders. There has never been a more exciting time to be part of Datavault AI. So thank you very much for your time, and have a great day, and looking forward to the next steps here at Datavault.

Operator

The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

Datavault AI

Tuesday, May 20, 2025, 9:00 AM ET